Exhibit 4.1
COMMON SHARES THIS CERTIFICATE IS TRANSFERABLE
NEW YORK, NY, JERSEY CITY, NJ AND
PITTSBURGH, PA
This Certifies that
Invesco Ltd.
INCORPORATED UNDER THE LAWS OF BERMUDA
COMMON SHARES
SEE REVERSE FOR CERTAIN DEFINITIONS
CUSIP G491BT 10 8
is the record holder of
fully paid and nonassessable Common Shares, $0.20 par value, of
Invesco Ltd. subject to the Memorandum of Association and Bye-laws of the Company, transferable only on the books of the Company by the holder hereof in person by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.
WITNESS the facsimile signatures of the Company’s duly authorized officers.
Dated:
AMERICAN BANK NOTE COMPANY PRODUCTION COORDINATOR: DENISE LITTLE 931-490-1706 711 ARMSTRONG LANE PROOF OF NOVEMBER 27, 2007
COLUMBIA, TENNESSEE 38401 INVESCO LTD. (931) 388-3003 TSB 28673 FC
SALES: C.SHARKEY 302-731-7088 Operator:R/AP /ETHER 7 / LIVE JOBS / I /INVESCO 28673 FC Rev. 3 PLEASE INITIAL THEAPPROPRIATESELECTION FOR THIS PROOF:OK AS ISOK WITHCHANGES MAKECHANGES AND SENDANOTHERPROOF ColorsSelected forPrinting: Logo prints in PMS 2748.Intaglio prints in SC-7 Dark Blue. COLOR: This proof was printed from a digital file or artwork on a graphics quality, color laser printer. It is a good representation of the color as it will appear on the final product. However, it is not an exact color rendition, and the final printed product may appear slightly different from the proof due to the difference between the dyes and printing ink.

     The Company is authorized to issue more than one class or series of shares. The Company will furnish upon request and without charge to each shareholder the powers, designations, preferences and relative, participating, optional and other special rights of each class of shares and series within a class of shares of the Company, as well as the qualifications, limitations and restrictions relating to those preferences and/or rights. A shareholder may make the request to the Company or to the Transfer Agent and Registrar.
     The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	–	as tenants in common	UNIF GIFT MIN ACT–	Custodian
TEN ENT	–	as tenants by the entireties		(Cust) (Minor)
JT TEN	–	as joint tenants with right of		under Uniform Gifts to Minors
		survivorship and not as tenants		Act
		in common		(State)

			UNIF TRF MIN ACT–	Custodian (until age )
under Uniform Transfers
(Minor)
To Minors Act
(State)
Additional abbreviations may also be used though not in the above list.
For Value Received,                      hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE OF ASSIGNEE)

                                                                                                                                                            Common Shares
represented by the within Certificate and do hereby irrevocably constitute and appoint
                                                                                                                                                                        Attorney
to transfer the said shares on the books of the within named Company with full power of substitution in the premises.
Dated:

X

X

NOTICE:	THE SIGNATURE(S) TO THIS ASSIGNMENT MUST STRICTLY CORRESPOND WITH THE NAME(S) AS WRITTEN UPON THE FACE
OF THE CERTIFICATE IN EVERY PARTICULAR AND WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.

Signature(s) Guaranteed:

By

THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION, (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15.
KEEP THIS CERTIFICATE IN A SAFE PLACE. IF IT IS LOST, STOLEN, OR DESTROYED, THE COMPANY WILL REQUIRE A BOND OF INDEMNITY AS A CONDITION TO THE ISSUANCE OF A REPLACEMENT CERTIFICATE.